U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 8, 2004

                               XYNERGY CORPORATION
                        (formerly known as Raquel, Inc.)
        (Exact name of small business issuer as specified in its charter)

           Nevada                     0-24798                     93-1123005
(State or other jurisdiction of     (Commission                 (IRS Employer
    of Incorporation)               File Number)             Identification No.)

            269 So. Beverly Drive, Suite 938, Beverly Hills, CA 90212
                    (Address of principal executive offices)

                                 (310) 274-0086
                         (Registrant's telephone number)

                            Current Report: Form 8-K

Item 2.01. Acquisition or Disposition of Assets

      On August 8, 2004 Xynergy signed an agreement with Indigo Technologies, Inc. ("Indigo") A Georgia corporation, for acquisition of its issued and outstanding stock in exchange for Thirty Six Million (36,000,000) shares of Xynergy stock. Please see attached Exhibit 10.42 attached to this report.

      Indigo is a multidimensional technology company that provides wireless and wired internet service to the hospitality industry through its premier product, GuestWorx (TM). (See guestworx.com.) Additionally, Indigo is an information technology (IT) provider whose services include training and supplying IT consultants and programmers; website development, and even the installation of IT infrastructure networks. For more information, see Xynergy press release issued on August 10, 2004 which is available for review on the internet under the symbol OTC: XYNY.

Item 9.01 Financial Statements and Exhibits

      Xynergy intends to file Indigo's audited financials in its next intermin report through either an 8kA or its third quarter 10QSB.

      Exhibits

      10.42             Purchase Agreement and Plan of Exchange

      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   XYNERGY CORPORATION
                                  (Registrant)

Dated: August 23, 2004              By: /s/ Raquel Zepeda
                                        --------------------------------------
                                        Raquel Zepeda, Chief Executive Officer


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